Exhibit 99.1

Citrix Completes Acquisition of Expertcity; Gives Customers More
Choice in Accessing Information On Demand

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--March 1, 2004--

   Acquisition Expands Citrix's Leadership in Access Infrastructure

    Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in access infrastructure solutions, today announced it has completed the acquisition of privately held Expertcity, Inc., the market leader in Web-based access services with more than 109,000 individual customers, about 4,900 corporate customers and 180,000 total PCs under license for its products. The combined business will help accelerate Citrix's growth in the access infrastructure market, a market that is expected to reach $8-10 billion in the next three to four years.
    "With this acquisition, Citrix is uniting two market leaders focused on access - the leader in access infrastructure solutions and the leader in Web-based desktop access - to create one source for complete and secure access solutions," said Mark Templeton, president and chief executive officer for Citrix. "Now, no matter where a company's applications and information live - whether on the server, the desktop, or both - users will be able to access them on demand with Citrix access infrastructure."
    Citrix announced a definitive agreement to purchase Expertcity on December 18, 2003. With the completion of the acquisition, Citrix is expanding its portfolio of access products to include Expertcity's popular GoToMyPC(R) software service for secure, browser-based and managed access to desktop PCs from anywhere. The acquisition also adds Expertcity's market-leading GoToAssist(TM) software service, which provides secure and reliable Web-based technical support and customer collaboration. GoToMyPC and GoToAssist will now become part of Citrix access infrastructure for the on-demand enterprise. Citrix will also leverage Expertcity's e-commerce infrastructure and expertise in online marketing, selling and fulfillment.
    Citrix acquired Expertcity for approximately $225 million, payable in approximately 50% cash and 50% stock. An additional amount up to $12 million in stock will be paid to all Expertcity stockholders if certain financial milestones are achieved by Expertcity in 2004. Expertcity will continue to operate in Santa Barbara, Calif., as the Citrix Online Division. Andreas von Blottnitz, Expertcity's former president and chief executive officer, will serve as president of the division reporting directly to Templeton.
    "The synergies in our products and our cultures make this an ideal match and we're excited to join Citrix," says von Blottnitz. "The Citrix brand is synonymous with access and will give us leverage to extend our Web-based products across the enterprise and introduce new corporate services. We are poised to help expand Citrix's market leadership in access infrastructure by extending access to desktop PCs and providing a powerful solution for Web-based technical support and online meetings."

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader in access infrastructure solutions and the most trusted name in secure access for enterprises and individuals. Nearly 50 million people in more than 120,000 organizations around the world use Citrix every day. Citrix software gives people secure and well managed access to business information wherever it lives--on demand. Citrix customers include 100% of the Fortune 100 companies, 99% of the Fortune 500, and 92% of the Fortune Global 500. Based in Fort Lauderdale, Florida, Citrix has offices in 22 countries, and more than 7,000 channel and alliance partners in more than 100 countries. For more information visit http://www.citrix.com.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding the company's future growth, the company's and Expertcity's products and their leadership positions in their markets, the potential size of product markets, and management's integration plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the success of the company's product lines; the company's product concentration and its ability to develop and commercialize new products and services; the success of investments in foreign operations and markets; the company's ability to successfully integrate the operations and employees of acquired companies; failure to achieve anticipated revenues and profits from acquisitions; the company's success in expanding into new geographic and vertical markets; the company's ability to maintain and expand its core business in large enterprise accounts; the size, timing and recognition of revenue from significant orders and other revenue recognition changes, including increases in deferred revenue; the company's reliance on and the success of the company's independent distributors and resellers for the marketing and distribution of the company's products; increased competition, including potential competition from Microsoft and other companies; changes in the company's pricing policies or those of its competitors; management of operations and operating expenses; charges in the event of the impairment of assets acquired through business combinations and licenses; the management of anticipated future growth and the recruitment and retention of qualified employees, as well as risks of downturns in economic conditions generally; political and social turmoil; and the uncertainty in and the effects of a weak IT spending environment which has impacted the overall demand for software and related services; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Citrix(R) and MetaFrame(R) are registered trademarks or trademarks of Citrix Systems, Inc. in the U.S. and other countries. GoToMyPC(R) and GoToAssist(TM) are registered trademarks or trademarks of Citrix Online LLC in the U.S. and other countries. All product and company names herein may be trademarks of their respective owners.

    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             For media inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             For investor inquiries:
             Jeff Lilly, 954-267-2866
             jeff.lilly@citrix.com